Tri-Tech Holding Announces Changes to Senior Management

Beijing, China – January 4, 2013 – Tri-Tech Holding Inc. (Nasdaq: TRIT), which provides turn-key water resources management, water and wastewater treatment, industrial safety and pollution control solutions, announced changes to its internal management designed to improve corporate governance and allocate resources to streamline the Company’s operations.

Mr. Gavin Cheng, CEO of the Company, said, “As our investors know, Tri-Tech has recently completed several challenging quarters. We have looked not only at developing new sources of revenue but also at controlling expenses and improving operational efficiency in order to strengthen the Company over the long term. In reviewing operations, we determined that the Company needed to have a manager in charge of company–wide operations. Our ideal candidate would be familiar with our Company’s various operations and would be experienced with finances. We are pleased that our current Chief Financial Officer, Peter Dong, has agreed to become our new Chief Operating Officer.

“Once Peter stepped down as CFO, we knew we needed a new CFO who was experienced with financial markets and could communicate well with our investors in the US and throughout the world. Our current President, Phil Fan, has been communicating with investors on behalf of the Company since our initial public offering and has studied finance and accounting at Northwestern University’s Kellogg School of Management and DeVry’s Keller Graduate School of Management.”

To help the Company weather the current industry challenges, both the COO and CFO will cooperate on cost control efforts, including potential restructuring, downsizing and cash flow management and budgeting. The COO will oversee the Company’s existing lines of business of its four Chinese subsidiaries and the Department of Human Resources. The CFO will focus on improving cash flow management and strategic planning and will manage the Department of Accounting Management.

Mr. Warren Zhao, Chairman of the Board of Directors of the Company added, “In addition to these operational changes, I have resigned as Joint Chief Executive Officer because we believe shareholders will benefit from separating the roles of CEO and Chairman of the Board of Directors. Gavin will be the Company’s CEO, and I will serve as the Chairman, in addition to overseeing the Company’s research facility.”

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The Chairman of the Board will focus on leading the Board and enhancing corporate governance. The CEO will formulate a new strategy to battle the current setbacks and seek future opportunities to fuel growth.

Summary of Management Changes

The following table explains the previous and current positions held by each of Warren Zhao, Gavin Cheng, Peter Dong and Phil Fan.

Name	Prior Positions	New Positions
Warren Zhao	Chairman and Member of Board of Directors and Joint Chief Executive Officer	Chairman and Member of Board of Directors
Gavin Cheng	Member of Board of Directors and Joint Chief Executive Officer	Member of Board of Directors and Chief Executive Officer
Peter Dong	Chief Financial Officer and Member of Board of Directors	Chief Operating Officer and Member of Board of Directors
Phil Fan	President and Member of Board of Directors	Chief Financial Officer, Member of Board of Directors and President of international subsidiaries/affiliates (Tri-Tech Infrastructure, LLC in the US, Tri-Tech Infrastructure (India) Pvt. Ltd. and Tri-Tech India Pvt. Ltd.)

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for municipalities and private sectors in China and abroad. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the Chinese government in managing its water resources. The company is also moving into the industrial pollution control market. Tri-Tech owns 39 software copyrights and 11 product patents, and employs approximately 430 people. Please visit www.tri-tech.cn for more information.

An online investor kit including a company profile, presentations, press releases, current price quotes, stock charts and other valuable information for investors is available at www.tri-tech.cn/ir. To subscribe to future releases via e-mail alert, visit www.tri-tech.cn/ir/info/request.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to statements concerning plans, objectives, goals, strategies, future events such as project payments, results of marketing efforts or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Tri-Tech Holding Inc.

www.tri-tech.cn
IR Department
+86 10 57323666
ir@tri-tech.cn

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